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                                                                    EXHIBIT 21.1



                           SUBSIDIARIES OF THE COMPANY

       SUBSIDIARY                                    STATE OF INCORPORATION
       ----------                                    -----------------------
Forcenergy International Inc.                               Delaware

Forcenergy Phenix Marin Corp.                            Virgin Islands

Forcenergy Gryphon B.V.                                    Netherlands

Forcenergy Resources Inc.                                     Texas

Forcenergy Onshore Inc.                                     Delaware

Forcenergy GOM Inc.                                         Delaware

Forcenergy Ltd.                                          Cayman Islands

Forcenergy Drilling Inc.                                    Delaware

Edisto Energy Inc.                                            Texas

Edisto Energy Canada, Inc.                                   Canada

Mint Holding Company                                          Texas